Exhibit 10.1

Amended and Restated Agreement and Plan of Merger

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 15, 2011, by and among Angeles Income Properties, Ltd. 6, a California limited partnership (“AIP”), AIMCO AIP 6 Merger Sub LLC, a Delaware limited liability company (the “Aimco Subsidiary”), Angeles Income Properties 6, LP (“New AIP”), and Aimco Properties, L.P., a Delaware limited partnership (“Aimco OP”).

WHEREAS, on July 28, 2011, AIP, the Aimco Subsidiary, New AIP and Aimco OP entered into that certain Agreement and Plan of Merger (the “Prior Agreement”), and each desire to amend and restate the Prior Agreement as a result of a change in the consideration to be provided in the Second Merger (as defined herein);

WHEREAS, Angeles Realty Corporation II, the managing general partner of AIP and New AIP (“ARC”), has determined that the merger of AIP into New AIP, a Delaware limited partnership, and the subsequent merger of the Aimco Subsidiary with and into New AIP, with New AIP as the surviving entity, in each case, on the terms set forth herein, are advisable, fair to and in the best interests of AIP and New AIP and their respective partners; and

WHEREAS, Aimco OP is the sole member of the Aimco Subsidiary and the sole limited partner of New AIP; and

WHEREAS, the Board of Directors of AIMCO-GP, Inc., the general partner of Aimco OP (“AIMCO-GP”), has determined that the merger of AIP into New AIP, and the subsequent merger of the Aimco Subsidiary with and into New AIP, with New AIP as the surviving entity, in each case, on the terms as set forth herein, are advisable, fair to and in the best interests of Aimco OP and its partners, and the Aimco Subsidiary; and

WHEREAS, the parties desire to enter this Agreement to evidence the terms, provisions, representations, warranties, covenants and conditions upon which the Mergers (as defined below) will be consummated.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. The First Merger. Subject to the terms and conditions set forth herein, AIP shall be merged with and into New AIP (the “First Merger”), with New AIP as the surviving entity (the “First Surviving Entity”). As soon as practicable after all of the conditions to the First Merger set forth herein have been satisfied, AIP and New AIP shall (i) execute a certificate of merger and cause such certificate to be filed with the Secretary of State of the State of California and (ii) execute a certificate of merger and cause such certificate to be filed with the Secretary of State of the State of Delaware. The First Merger shall become effective upon the filing of such certificates (the “First Effective Time”). At the First Effective Time, the First Merger shall have the effect provided by applicable law and this Agreement, including, but not limited to, the following consequences:

(a) Certificate of Limited Partnership. The certificate of limited partnership of New AIP in effect immediately prior to the First Effective Time shall be the certificate of limited partnership of the First Surviving Entity unless and until subsequently amended.

(b) Partnership Agreement. The limited partnership agreement of AIP in effect immediately prior to the First Effective Time, as amended as set forth on Exhibit A hereto, shall be the partnership agreement of the First Surviving Entity unless and until subsequently amended. The general partners and each limited partner of the First Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, such partnership agreement.

(c) General Partner. ARC shall be the managing general partner of the First Surviving Entity.

(d) Conversion of Equity Interests.

(i) Interests in AIP. Each general partnership interest of AIP outstanding immediately prior to the First Effective Time and held by a general partner shall be converted into an equivalent general partnership interest in the First Surviving Entity (each new general partnership interest, a “New AIP GP Interest”). Each unit of limited partnership interest of AIP outstanding immediately prior to the First Effective Time shall be converted into an equivalent unit of limited partnership interest in the First Surviving Entity (a “New AIP Unit”).

(ii) Interests in New AIP. The interest of each partner in New AIP immediately prior to the First Effective Time shall be cancelled.

Section 2. The Second Merger. Subject to the terms and conditions set forth herein, immediately following the First Effective Time, the Aimco Subsidiary shall be merged with and into New AIP (the “Second Merger” and, together with the First Merger, the “Mergers”), with New AIP as the surviving entity (the “Second Surviving Entity”). As soon as practicable after all of the conditions to the Second Merger set forth herein have been satisfied, New AIP shall cause to be filed a certificate of merger with respect to the Second Merger with the Secretary of State of the State of Delaware. The Second Merger shall become effective upon the filing of such certificate (the “Second Effective Time”). At the Second Effective Time, the Second Merger shall have the effect provided by applicable law and this Agreement, including, but not limited to, the following consequences:

(a) Certificate of Limited Partnership. The certificate of limited partnership of New AIP in effect immediately prior to the Second Effective Time shall be the certificate of limited partnership of the Second Surviving Entity unless and until subsequently amended.

(b) Partnership Agreement. The limited partnership agreement of New AIP in effect immediately prior to the Second Effective Time shall be the partnership agreement of the Second Surviving Entity (the “Partnership Agreement”) unless and until subsequently amended. The general partners and each limited partner of the Second Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, the Partnership Agreement.

(c) General Partners. ARC shall be the managing general partner of the Second Surviving Entity.

(d) Treatment of Limited Partners Interests in New AIP.

(i) In connection with the Second Merger and in accordance with the procedures set forth in Section 2(d)(iii) hereto, each New AIP Unit outstanding immediately prior to the Second Effective Time, except New AIP Units held by limited partners who have perfected their appraisal rights pursuant to Exhibit B hereto, shall be converted into the right to receive, at the election of the holder thereof, either (x) $268.04 in cash (the “Cash Consideration”) or (y) a number of partnership common units (“OP Units”) of Aimco OP calculated by dividing $268.04 by the average closing price of Apartment Investment and Management Company common stock, as reported on the NYSE, over the ten consecutive trading days ending on the second trading day immediately prior to the date of the Second Effective Time (the “OP Unit Consideration,” and, together with the Cash Consideration, the “Merger Consideration”).

(ii) Notwithstanding Section 2(d)(i), if Aimco OP determines that the law of the state or other jurisdiction in which a holder of New AIP Units resides would prohibit the issuance of OP Units in that state or jurisdiction, or that the registration or qualification in that state or other jurisdiction would be prohibitively costly (each such state or jurisdiction, a “Specified Jurisdiction”), then such holder will only be entitled to receive the Cash Consideration for each New AIP Unit.

(iii) Aimco OP shall prepare a form of election (the “Election Form”) describing the Second Merger, pursuant to which each holder of New AIP Units will have the right to elect to receive either the Cash Consideration or the OP Unit Consideration (subject to Section 2(d)(ii)). Each limited partner of AIP must make the same election with respect to his or her New AIP Units. Aimco OP shall mail or cause to be mailed an Election Form to each holder of New AIP Units, together with any other materials that Aimco OP determines to be necessary or prudent, no later than ten (10) days after the Second Effective Time. An election to receive the Cash Consideration or the OP Unit Consideration shall be effective only if a properly executed Election Form is received by Aimco OP or its designees prior to 5:00 p.m., New York Time, on the day that is thirty (30) days after the mailing of such Election Form by Aimco OP. If a holder New AIP Units fails to return a duly completed Election Form within the time period specified in the Election Form, such holder shall be deemed to have elected to receive the Cash Consideration. In addition, each holder of New AIP Units that resides in a Specified Jurisdiction will be deemed to have elected the Cash Consideration. AIP, New AIP, the Aimco Subsidiary and Aimco OP agree that holders of New AIP Units shall have the right to revoke any election made in connection with the Second Merger at any time prior to the expiration of the time period stated in the Election Form. Aimco OP and ARC, by mutual agreement, shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the issuance and delivery of the Merger Consideration, as applicable.

(e) Treatment of General Partners’ Interests. Each New AIP GP Interest outstanding immediately prior to consummation of the Second Merger shall remain outstanding and unchanged, with all of the rights set forth in the Partnership Agreement.

(f) Treatment of Interests in the Aimco Subsidiary. The entire membership interest in the Aimco Subsidiary immediately prior to the Second Effective Time shall be converted into one hundred (100) New AIP Units of the Second Surviving Entity.

Section 3. Appraisal Rights. In connection with the First Merger, none of the partners in AIP or New AIP will have any dissenters’ appraisal rights. In connection with the Second Merger, the holders of New AIP Units immediately prior to the Merger shall have the appraisal rights set forth in Exhibit B hereto.

Section 4. Covenants. Aimco OP agrees to pay for, or reimburse AIP and New AIP for, all expenses incurred by AIP and New AIP in connection with the Mergers and the transactions contemplated hereby. Aimco OP agrees to pay cash or issue and deliver OP Units to the former holders of New AIP Units, in accordance with Section 2(d) of this Agreement.

Section 5. Conditions to the Mergers.

(a) Neither the First Merger or the Second Merger shall occur unless and until such merger has been approved or consented to by a majority in interest of the limited partnership interests of AIP.

(b) Notwithstanding any provisions of this Agreement to the contrary, none of the parties hereto shall be required to consummate the transactions contemplated hereby if any third-party consent, authorization or approval that any of the parties hereto deem necessary or desirable in connection with this Agreement, or the consummation of the transactions contemplated hereby, has not been obtained or received.

Section 6. Tax Treatment.

(a) First Merger. The parties hereto acknowledge and agree that for federal income tax purposes, the First Merger will be treated as follows:

(i) The First Merger shall not be treated as a realization event, and in accordance therewith, the First Surviving Entity shall be treated as the continuation of AIP for federal income tax purposes; and

(ii) In accordance with the foregoing, the tax bases of the general partners and limited partners of the First Surviving Entity in their First Surviving Entity interests and the respective initial capital account balances of the general partners and limited partners of the First Surviving Entity immediately following the First Effective Time shall be the same as those of the general partners and the limited partners of AIP immediately prior to the First Effective Time.

(b) Second Merger. The parties hereto intend and agree that, for Federal income tax purposes, (i) any payment of cash for New AIP Units shall be treated as a sale of such New AIP Units by such holder and a purchase of such New AIP Units by Aimco OP for the cash so paid under the terms of this Agreement in accordance with Treas. Reg. Section 1.708-1(c), and (ii) each such holder of New AIP Units who accepts cash explicitly agrees and consents to such treatment. Furthermore, the parties hereto intend and agree that, for Federal income tax purposes, (x) any holder of New AIP Units receiving partnership common units of Aimco OP under the terms of this Agreement shall be treated as receiving the partnership common units of Aimco OP pursuant to a distribution in complete liquidation of such holder’s interest in New AIP, and (y) each such holder of New AIP Units who accepts OP Units explicitly agrees and consents to such treatment. Any cash and/or OP Units to which a holder of New AIP Units is entitled pursuant to this Agreement shall be paid only after the receipt of a consent from such holder that, for Federal income tax purposes, the receipt of cash and/or OP Units shall be treated as described in this Section 6(b).

Section 7. Further Assurances.

(a) From time to time, as and when required by the First Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of AIP such deeds and other instruments, and there shall be taken or caused to be taken by AIP all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the First Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AIP, and otherwise to carry out the purposes of this Agreement, and the officers and directors of ARC are fully authorized in the name and on behalf AIP or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(b) From time to time, as and when required by the Second Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of the Aimco Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by the Aimco Subsidiary all such further actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Second Surviving Entity title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Aimco Subsidiary, and otherwise to carry out the purposes of this Agreement, and the officers and directors of ARC are fully authorized in the name and on behalf of Aimco Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

Section 8. Amendment . Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the consummation of the Mergers with respect to any of the terms contained herein.

Section 9. Abandonment . At any time prior to consummation of the Mergers, this Agreement may be terminated and the Mergers may be abandoned without liability to any party hereto by any of the Aimco Subsidiary, Aimco OP, AIP or New AIP, in each case, acting in its sole discretion and for any reason or for no reason, notwithstanding approval of this Agreement by any of the members of the Aimco Subsidiary, the partners of AIP or the general partner of Aimco OP.

Section 10. Governing Law . This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law provisions thereof.

Section 11. No Third-Party Beneficiaries . No provision of this Agreement is intended to confer upon any person, entity, or organization other than the parties hereto any rights or remedies hereunder, other than the appraisal rights given to holders of New AIP Units pursuant to Section 3.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ANGELES INCOME PROPERTIES, LTD. 6

By:	Angeles Realty Corporation II,
Its Managing General Partner

By:	/s/ Trent A. Johnson

Name:	Trent A. Johnson
Title:	Vice President and Assistant General Counsel

AIMCO AIP 6 MERGER SUB LLC

By:	Aimco Properties, L.P.,
Its Sole Member

By:	AIMCO-GP, Inc.
Its General Partner

By:	/s/ Trent A. Johnson

Name:	Trent A. Johnson
Title:	Vice President and Assistant General Counsel

ANGELES INCOME PROPERTIES 6, LP

By:	Angeles Realty Corporation II,
Its Managing General Partner

By:	/s/ Trent A. Johnson
Name:	Trent A. Johnson
Title:	Vice President and Assistant General Counsel

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc.,
Its General Partner

By:	/s/ Trent A. Johnson
Name:	Trent A. Johnson
Title:	Vice President and Assistant General Counsel

[Signature Page — Merger Agreement]

EXHIBIT A

FORM OF AMENDMENT

TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

ANGELES INCOME PROPERTIES, LTD. 6

This AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP OF ANGELES INCOME PROPERTIES, LTD. 6 (this “Amendment”) is entered into as of [            ], 2011 by and among Angeles Realty Corporation II, a California corporation, in its capacity as managing general partner (the “Managing General Partner”), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to them in the Partnership Agreement (as defined below).

Recitals

WHEREAS, Angeles Income Properties, Ltd. 6, a California limited partnership (the “Partnership”), is governed pursuant to the terms of that certain Agreement of Limited Partnership, dated June 1, 1987, and as further amended to date (the “Partnership Agreement”);

WHEREAS, the Partnership and Angeles Income Properties 6, LP, a Delaware limited partnership (the “Delaware Partnership”), are parties to an Agreement and Plan of Merger, dated as of November 15, 2011 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Partnership will be merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity;

WHEREAS, pursuant to the Merger Agreement, at the effective time of the merger, the Partnership Agreement, as further amended by this Amendment, will become the partnership agreement of the Delaware Partnership; and

WHEREAS, the merger will be effected upon the approval or consent of (i) the managing general partner of each of the Partnership and the Delaware Partnership, and (ii) a majority in interest of the limited partners of each of the Partnership and the Delaware Partnership.

NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

1. Amendments to the Partnership Agreement. At the effective time of the merger, the Partnership Agreement shall be amended as follows:

(a) All occurrences of the phrase “Angeles Income Properties, Ltd. 6” in the Partnership Agreement shall be replaced with the phrase “Angeles Income Properties 6, LP.”

(b) All references in the Partnership Agreement to any law, statute or regulation of the state of California shall be deemed to refer to the corresponding laws, statutes and regulations of the state of Delaware.

(c) All occurrences of the phrase “the State of California” in the Partnership Agreement shall be replaced with the phrase “the State of Delaware.”

(d) Article 1 Section 1.4 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“1.4 “Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such Act.”

(e) Article 2 Section 2.2 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“2.2 Name. The name of the Partnership shall continue to be Angeles Income Properties 6, LP, a Delaware Limited Partnership. The Partnership may use such name with or without the words “a Delaware Limited Partnership,” as state law may require. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time.”

(f) Article 4 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“ARTICLE 4

PRINCIPAL PLACE OF BUSINESS

The Principal place of business of the Partnership shall be 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, or such other place or places as the General Partner may hereafter determine.”

(g) Article 5 of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“ARTICLE 5

TERM

Angeles Income Properties, Ltd. 6 was originally formed as a limited partnership (the “California Partnership”) pursuant to the provisions of the California Uniform Limited Partnership Act, upon the terms and conditions set forth in an agreement made as of June 1, 1987. Pursuant to an Amended and Restated Agreement and Plan of Merger, dated November 15, 2011, by and between the California Partnership and Angeles Income Properties 6, LP, a Delaware limited partnership (the “Delaware Partnership”), the California Partnership was merged with and into the Delaware Partnership, with the Delaware Partnership as the surviving entity (the “Surviving Entity”) in the merger (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Merger had the effect provided by applicable law, and the following consequences: (a) the certificate of limited partnership of the Delaware Partnership in effect immediately prior to the Effective Time became the certificate of limited partnership of the Surviving Entity; (b) the limited partnership agreement of the California Partnership in effect immediately prior to the Effective Time, as amended as set forth on Exhibit A to the Merger Agreement, became the partnership agreement of the Surviving Entity (as so amended, the “Partnership Agreement”); (c) Angeles Realty Corporation II, a California corporation, remained as sole Managing General Partner of the Surviving Entity, and its interest in the California Partnership immediately prior to the Effective Time was converted into an equivalent interest in the Surviving Entity; (d) each general partnership interest of the California Partnership immediately prior to the Effective Time was converted into an equivalent general partnership interest in the Surviving Entity; (e) each unit of limited partnership interest of the California Partnership immediately prior to the Effective Time was converted into an equivalent unit of limited partnership interest in the Surviving Entity; and (f) the interests of each partner of the Delaware Partnership immediately prior to the Effective Time was cancelled. References herein to the “Partnership” are to the California Partnership prior to the Merger and to the Delaware Partnership, as the Surviving Entity in the Merger, from and after the Effective Time. The Partnership shall continue in existence until the close of Partnership business on December 31, 2037, unless the Partnership has been sooner terminated as herein provided or as provided by law.”

2. Miscellaneous.

(a) Effect of Amendment. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict of apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b) Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.

(c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

EXHIBIT B

Appraisal Rights of Limited Partners

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of November 15, 2011, by and among Angeles Income Properties, Ltd. 6, a California limited partnership, AIMCO AIP 6 Merger Sub LLC, a Delaware limited liability company, Angeles Income Properties 6, LP, and Aimco Properties, L.P., a Delaware limited partnership. In connection with the Merger, limited partners of New AIP shall have the following appraisal rights:

(a) Any limited partner who holds New AIP Units on the effective date of the Merger who has not consented to the Merger (the “Nonconsenting Limited Partners”) and who has otherwise complied with paragraph (b) hereof shall be entitled to an appraisal by arbitration of the fair value of the Nonconsenting Limited Partner’s New AIP Units. This arbitration shall be conducted in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), excluding the Procedures for Large, Complex Commercial Disputes, by a single arbitrator selected by Aimco OP from a panel of AAA arbitrators who are qualified to value investment interests in commercial real estate. Any action for judicial review or enforcement of the arbitration award shall be brought in a court of competent jurisdiction located in Denver, Colorado.

(b) Within 10 days after the effective date of the Merger, Aimco OP shall notify each of the Nonconsenting Limited Partners of the consummation of the Merger, the effective date of the Merger and that appraisal rights are available for any or all New AIP Units held by Nonconsenting Limited Partners, and shall include in such notice a copy of this Exhibit. Such notice shall include an Election Form pursuant to which Nonconsenting Limited Partners may elect an appraisal by arbitration of the fair value of their New AIP Units pursuant to paragraph (a) hereof. Any limited partner who holds New AIP Units on the effective date of the Merger and who has not consented to the Merger shall be entitled to receive such notice and may, within 30 days after the date of mailing of such notice (such 30th day being the “Election Deadline”), demand from Aimco OP the appraisal of his or her New AIP Units by making the appropriate election in the Election Form in accordance with the instructions thereto. Each completed Election Form must be delivered to the address, and within the time period, specified in the instructions to the Election Form. If a Nonconsenting Limited Partner fails to properly complete an Election Form or return it to the correct address within the specified time period, such Nonconsenting Limited Partner shall be deemed to have elected not to seek an appraisal of his or her New AIP Units, and will be deemed to have elected the Cash Consideration.

(c) At any time prior to the Election Deadline, any Nonconsenting Limited Partner who has made a demand for appraisal of his or her New AIP Units shall have the right to withdraw his or her demand for appraisal and to accept the Cash Consideration payable pursuant to the Merger Agreement. Nonconsenting Limited Partners who wish to withdraw their demands must do so in writing delivered to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349. At any time within 20 days after the Election Deadline, any Nonconsenting Limited Partner who has complied with the requirements of subsections (a) and (b) hereof, upon written request, shall be entitled to receive from Aimco OP a statement setting forth the aggregate number of New AIP Units with respect to which Nonconsenting Limited Partners have made demands for appraisal and the aggregate number of holders of such New AIP Units. Such written statement shall be mailed to the Nonconsenting Limited Partner within 10 days after such Nonconsenting Limited Partner’s written request for such a statement is received by Aimco OP or within 20 days after the Election Deadline, whichever is later.

(d) Upon the submission of any such demand by a Nonconsenting Limited Partner, Aimco OP shall, within 40 days after the Election Deadline, submit to the arbitrator a duly verified list containing the names and addresses of all Nonconsenting Limited Partners who have demanded payment for their New AIP Units and with whom agreements as to the value of their New AIP Units have not been reached with Aimco OP. The arbitrator shall give notice of the time and place fixed for the hearing of such demand by registered or certified mail to Aimco OP and to the Nonconsenting Limited Partners shown on the list at the addresses therein stated. The forms of the notices shall be approved by the arbitrator, and the costs of the preparation and mailing thereof shall be borne by Aimco OP.

(e) At the hearing on such demand, the arbitrator shall determine as to each of the Nonconsenting Limited Partners whether the Nonconsenting Limited Partner is entitled to appraisal rights hereunder.

(f) After determining the Nonconsenting Limited Partners entitled to an appraisal, the arbitrator shall appraise the New AIP Units, determining their fair value, as of the date of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the arbitrator shall take into account all factors relevant to the issue of fair value of the New AIP Units, using the legal standard of fair value that would apply if the Nonconsenting Limited Partner were a stockholder in a corporation entitled to appraisal rights as a result of a corporate merger under the corporation laws of the state of Delaware. Unless the arbitrator in his or her discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Upon application by Aimco OP or by any Nonconsenting Limited Partner entitled to participate in the appraisal proceeding, the arbitrator may, in his or her discretion, proceed with the appraisal prior to the final determination of the Nonconsenting Limited Partners’ entitlement to appraisal rights hereunder. Any Nonconsenting Limited Partner whose name appears on the list submitted by Aimco OP pursuant to paragraph (d) hereof may participate fully in all proceedings until it is finally determined that such Nonconsenting Limited Partner is not entitled to appraisal rights hereunder.

(g) The arbitrator shall direct the payment of the fair value of the New AIP Units (which will be paid only in cash), together with interest, if any, by Aimco OP to the Nonconsenting Limited Partners entitled thereto. Payment shall be so made to each such Nonconsenting Limited Partner upon the receipt by Aimco OP of the written consent from such Nonconsenting Limited Partner that, for federal income tax purposes, the issuance of cash for the New AIP Units shall be treated as a sale of the New AIP Units by the owner and a purchase of such New AIP Units by Aimco OP for the cash consideration so paid under the terms of the Merger Agreement in accordance with the guidelines set forth in Treas. Reg. Sections 1.708-1(c)(3) and 1.708-1(c)(4) and the release described in (i) hereof.

(h) The costs of the proceeding may be determined by the arbitrator and taxed upon the parties as the arbitrator deems equitable in the circumstances. Upon application of a Nonconsenting Limited Partner, the arbitrator may order all or a portion of the expenses incurred by any Nonconsenting Limited Partner in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the interests entitled to an appraisal.

(i) Any Nonconsenting Limited Partner who has made a demand for appraisal of his or her New AIP Units and who has not withdrawn the demand before the Election Deadline shall be deemed to have entered into a binding contract with Aimco OP to accept the fair value awarded by the arbitrator in exchange for his or her New AIP Units, plus any interest as provided herein. The award of fair value, plus any interest, to the Nonconsenting Limited Partners shall be exclusive of and in lieu of any other right, claim or remedy under state or federal law that the Nonconsenting Limited Partner may have with respect to his or her New AIP Units whether under the Merger Agreement or otherwise and whether against AIP, New AIP, ARC, Aimco-GP, Apartment Investment and Management Company, Aimco OP, or any other person or entity, and the Nonconsenting Limited Partner shall execute and deliver a release of all other such rights, claims and remedies in exchange for payment of the award.

(j) From and after the effective date of the Merger, no Nonconsenting Limited Partner who has demanded appraisal rights as provided in paragraph (b) hereof shall be entitled to vote such New AIP Units for any purpose or to receive payment of distributions on such interests (except distributions payable as of a record date prior to the effective date of the Merger); provided, however, that if such Nonconsenting Limited Partner shall deliver to Aimco Properties, L.P., c/o Eagle Rock Proxy Advisors, LLC, by mail at 12 Commerce Drive, Cranford, New Jersey, 07016, or by fax at (908) 497-2349, a written withdrawal of such Nonconsenting Limited Partner’s demand for an appraisal and an acceptance of the Cash Consideration payable pursuant to the Merger Agreement, either as provided in paragraph (c) hereof or thereafter with the written approval of Aimco OP, then the right of such Nonconsenting Limited Partner to an appraisal shall cease. The appraisal proceeding may also be dismissed as to any Nonconsenting Limited Partner with the agreement or consent of Aimco OP upon such terms as the two parties may agree. Except as provided in the two foregoing sentences, no appraisal proceeding before the arbitrator shall be dismissed as to any Nonconsenting Limited Partner without the approval of the arbitrator, and such approval may be conditioned upon such terms as the arbitrator deems just.